Exhibit (24)
WACHOVIA CORPORATION
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

SIGNATURE	CAPACITY

/s/ G. Kennedy Thompson	Chairman, President, Chief Executive Officer and Director
G. KENNEDY THOMPSON

/s/ Thomas J. Wurtz	Senior Executive Vice President and Chief Financial Officer
THOMAS J. WURTZ

/s/ David M. Julian	Executive Vice President and Corporate Controller (Principal Accounting Officer)
DAVID M. JULIAN

/s/ John D. Baker, II	Director
JOHN D. BAKER, II

/s/ James S. Balloun	Director
JAMES S. BALLOUN

/s/ Robert J. Brown	Director
ROBERT J. BROWN

Director
PETER C. BROWNING

Director
JOHN T. CASTEEN III

SIGNATURE	CAPACITY

/s/ Willian H. Goodwin, Jr.	Director
WILLIAM H. GOODWIN, JR.

/s/ Robert A. Ingram	Director
ROBERT A. INGRAM

/s/ Donald M. James	Director
DONALD M. JAMES

/s/ Mackey J. McDonald	Director
MACKEY J. MCDONALD

/s/ Joseph Neubauer	Director
JOSEPH NEUBAUER

/s/ Lloyd U. Noland III	Director
LLOYD U. NOLAND III

Director
VAN L. RICHEY

/s/ Ruth G. Shaw	Director
RUTH G. SHAW

/s/ Lanty L. Smith	Director
LANTY L. SMITH

/s/ John C. Whitaker, Jr.	Director
JOHN C. WHITAKER, JR.

/s/ Dona Davis Young	Director
DONA DAVIS YOUNG
February 21, 2006
Charlotte, NC